PETROTEQ ENERGY INC.

NOTICE-AND-ACCESS NOTICE

In respect of the Annual and Special Meeting (the "Meeting") of shareholders (the "Shareholders") of Petroteq Energy Inc. (the "Corporation") to be held at the offices of its counsel, DLA Piper (Canada) LLP, at Suite 6000, 1 First Canadian Place, 100 King Street West, Toronto, Ontario M5X 1E2 on Friday, the 13th day of December, 2019, at the hour of 11:30 a.m. (EST) for the following purposes:

1. Report and Financial Statements: To receive and consider the audited financial statements of the Corporation for the years ended August 31, 2019 and 2018 and the auditors' reports thereon.

2. Election of Directors: To elect directors for the ensuing year. See "Section 10(ii) - Election of Directors" in the Information Circular.

3. Appointment of Auditor: To appoint the auditors of the Corporation for the ensuing year and to authorize the directors to fix the auditor's remuneration. See "Section 10(iii) - Appointment of Auditor" in the Information Circular.

4. Stock Option Plan: To consider, and if thought appropriate, to pass, with or without variation, an ordinary resolution (the text of which is disclosed in Section 10(iv) of the Information Circular) approving an amended and restated stock option plan, as more particularly described in the Information Circular. See "Section 10(iv) - Stock Option Plan" in the Information Circular.

5. Advance Notice By-Law: To consider, and if thought appropriate, to pass, with or without variation, an ordinary resolution (the text of which is disclosed in Section 10(v) of the Information Circular) approving a new by-law for the Corporation, as more particularly described in the Information Circular. See "Section 10(v) - Advance Notice By-Law" in the Information Circular.

6. US Stock Exchange Driven Consolidation of Share Capital: To consider, and if thought appropriate, to pass, with or without variation, a special resolution (the text of which is disclosed in Section 10(vi) of the Information Circular) approving, in certain circumstances, a consolidation the issued and outstanding common shares of the Corporation, as more particularly described in the Information Circular. See "Section 10(vi) - US Stock Exchange Driven Consolidation of Share Capital" in the Information Circular.

7. Other Matters: to transact such other business as may properly come before the Meeting or any adjournment thereof.

Notice-and-access

This Notice of Meeting is prepared under the notice-and-access rules under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer. Notice-and-access is a set of rules intended to reduce the volume of materials that must be physically mailed to shareholders by allowing issuers to post the Information Circular and additional materials online. Materials may be delivered electronically to shareholders. Please call the Company's toll free at 800-979-1897 if you have any questions about notice-and-access.

Accessing Meeting Materials

The Meeting materials can be viewed online under the Corporation's profile at www.sedar.com or at https://petroteq.energy/2019agm.

Requesting Printed Meeting Materials

Shareholders can request that printed copies of the Meeting materials be sent to them by postal delivery at no cost to them up to one (1) year from the date the Information Circular was filed on SEDAR. Shareholders may make their request without charge by calling the toll free number at 800-979-1897 or by sending an email to investors@petroteq.energy.

Voting by Proxy

Registered holders: If you are not attending the Meeting, you can submit your proxy as follows:

By Mail: Sign, date and return the enclosed proxy to Computershare Trust Company of Canada ("Computershare") at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, Attention: Proxy Department.

By Telephone: Call +1(866) 732-VOTE (8683) and follow the prompts.

On the Internet: Go to www.investorvote.com and follow the instructions.

To be effective, a proxy must be received not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment thereof.

Non-registered holders: If you are not attending the meeting, use the voting information form ("VIF") provided by your intermediary (bank, trust company or broker) and return it as early as practicable to ensure that it is transmitted on time (see the VIF for details). It must be received by your intermediary with sufficient time for them to file a proxy with Computershare not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any adjournment thereof.by the deadline noted above.

Voting in Person: For registered holders, if you plan to attend the meeting, you must register with Computershare when you arrive at the meeting to have voting rights at the meeting. For non-registered holders, if you plan to attend the meeting, you must appoint yourself in the space provided in the VIF and register with Computershare when you arrive at the meeting to have voting rights at the meeting.